UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 28, 2009

Integra Bank Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Indiana	0-13585	35-1632155
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

21 SE Third Street, Evansville, Indiana		47708
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	812-464-9677

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 28, 2009, Integra Bank Corporation (the "Company") entered into a Separation and Release Agreement (the "Agreement") with Michael T. Vea concerning his departure from the Company. Mr. Vea has agreed to resign from his position as President of the Company and as an officer of any affiliate of the Company effective August 31, 2009. Mr. Vea will remain an employee of the Company until a final separation date of December 31, 2009. As required by the terms of the U.S. Department of the Treasury’s Capital Purchase Program, Mr. Vea will not receive any severance or "golden parachute" payments. The Agreement provides for payment of salary to Mr. Vea through the separation date and includes other provisions relating to his rights to health care, stock-based incentives, perquisites and other matters. Mr. Vea has also agreed to release the Company from any claims, including any claims relating to termination of his employment. Although the Agreement was executed on August 28, 2009, it is subject to revocation by Mr. Vea until September 4, 2009. The Agreement is filed as an exhibit to this report and is hereby incorporated by reference into this Item 5.02.

Item 9.01 Financial Statements and Exhibits.

Exhibit 10.1 Separation and Release Agreement between the Company and Michael T. Vea dated August 28, 2009

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Integra Bank Corporation

September 1, 2009	By:	Martin M. Zorn

Name: Martin M. Zorn
Title: Chief Operating Officer and Chief Financial Officer

Top of the Form

Exhibit Index

Exhibit No.	Description

10.1	Separation and Release Agreement between the Company and Michael T. Vea dated August 28, 2009